UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 12, 2018

CHESS SUPERSITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

1131A Leslie Street, Suite 101, Toronto, Ontario, Canada		M3C 3L8
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Section 3-	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

From February 7, 2018, the date of the Company’s last report under this Item 3.02, through the date of this Report, the Company issued an aggregate of 3,529,412 shares of its common stock (“Shares”) to its officers and directors in lieu of cash compensation of $60,000.00 under employment agreements. The shares were issued at a price of $0.017 per share.

The Shares were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (“1933 Act”), for transactions not involving a public offering and under Regulation S adopted under the 1933 Act for offers and sales made outside the United States to non-U.S. Persons, as defined in Regulation S.

Section 8-	Other Events

Item 8.01	Other Events

On March 12, 2018, the Company issued a news release announcing its agreement with Gunpowder Capital Corp. of Toronto, Canada to act as the Company’s financial advisor and to assist the Company in listing its common stock a Canadian stock exchange.

A copy of the complete news release is attached as an exhibit to this Report and is incorporated herein by this reference.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	News Release dated March 12, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESS SUPERSITE CORPORATION

Dated: March 12, 2018	By:	/s/ Rubin Schindermann
Chief Executive Officer